Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑41423, 33-56128, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, 333-190290, 333-191216, 333-191910, 333-202646, 333-207842, 333-211420, 33-60168, and 333-221407) of Western Digital Corporation and subsidiaries of our report dated August 24, 2018, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 29, 2018 and June 30, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows, for each of the years in the three-year period ended June 29, 2018, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of June 29, 2018, which report appears in the June 29, 2018, annual report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

Irvine, California
August 24, 2018